Exhibit 99.1

CULP ANNOUNCES FIRST QUARTER FISCAL 2027 RESULTS

Plan Execution Drives Above-Market Sales Growth and Improved Profitability

Significantly Enhanced Balance Sheet from Over 70% Net Debt Reduction

HIGH POINT, N.C. (September 9, 2026) – Culp, Inc. (NASDAQ: CULP), a leading provider of fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications, today reported financial and operating results for its first fiscal quarter ended August 2, 2026.

Fiscal 2027 First Quarter Financial Highlights

▪ Year-over-year sales growth of 6.5%, while also overcoming one less selling week in the quarter, with consolidated net sales of $54.0 million compared to $50.7 million in the prior-year period and double-digit sales growth of 13.2% in the bedding segment.

▪ Consolidated gross profit was $15.4 million, or 28.5% of sales, compared with $7.2 million, or 14.3% of sales, in the prior-year period. Excluding the impact of IEEPA tariff recoveries in the quarter associated with previously incurred costs, adjusted gross profit was $8.4 million or 15.6% of sales, an approximately 17% increase from the prior-year period driven primarily by higher sales and operational improvements (see reconciliation table on page 10).

▪ Operating income of $6.7 million, or 12.4% of sales, compared to the prior year period’s operating income of $1.6 million, or 3.2% of sales. Excluding the impacts of the above-referenced tariff-related recoveries, adjusted operating loss was $271 thousand compared to the prior-year period’s adjusted operating loss of $1.9 million (see reconciliation table on page 10).

▪ Net income of $6.0 million, or $.47 per diluted share, compared to a net loss of $231 thousand, or $(.02) per diluted share, in the prior-year period.

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Adjusted EBITDA of $566 thousand, which does not include the benefit of tariff recoveries, compared to negative $(938) thousand in the prior-year period (see reconciliation table on page 11), reflecting much improved operating performance during the quarter.

▪ An over 70% reduction in net debt, to $3.1 million, compared to net debt at 2026 fiscal year end of $10.9 million (see reconciliation table on page 9), with the Company maintaining $10.2 million in total cash, $13.3 million in total debt, and total liquidity of $29.4 million at first quarter end.

▪ Cash flow from operations increased to $8.1 million compared to cash used in operations of ($695) thousand in the prior year period, and free cash flow increased to $7.8 million from negative $(874) thousand in the prior-year period. Adjusted for capital expenditures of $314 thousand and other items, free cash flow increased to $8.0 million from $311 thousand in the prior year period (see reconciliation table on page 9).

Management Commentary

Iv Culp, President and Chief Executive Officer, commented, “We are pleased with our first quarter results, namely our ability to increase sales and margins and to exceed our profitability expectations irrespective of the one-time tariff recoveries. We look at our first quarter results as more proof-of-concept that all of our work to integrate,

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

restructure and optimize our platform is generating growth and profitability even in challenging conditions like those we continue to see across home furnishings. This is a clear testament to the CULP team’s successful execution of our strategic plans over the last two years.

“Our bedding business grew its topline by over 13% in a low-unit market environment and with one less shipping week this quarter compared to last year. We believe our bedding sales trend is significantly exceeding industry norms and provides a good indication that our commercial strategies should provide continued revenue growth, especially once we see the industry replacement cycle that many believe is overdue. Our enhanced U.S. operations combined with flexible nearshore and offshore options are elevating our already strong customer relationships and driving our success in this business.

“We are also encouraged to see sales in our upholstery business nearly comp the prior-year quarter despite a shorter selling period, and we are pleased with placement rates within our largest upholstery end market, residential furniture. In addition, we saw growth on the hospitality and contract side of our upholstery business and are excited about the potential to further grow those verticals.

“Our emphasis on the balance sheet and cash flow management was well reflected in our first quarter results. Through the success of our inventory reduction initiatives and management systems, together with our use of the tariff-proceeds received during the quarter, we reduced net debt down to $3 million from $11 million at the end of last fiscal year, and we are focused on moving to a net cash position.

Overall, we are optimistic about the momentum we see across our business entering the second quarter and believe our lower cost structure and global footprint position us for continued success in this low-demand environment and accelerating profitability as conditions improve.

Financial Outlook

Due to macro-economic uncertainty and the fluid global trade and tariff environment, the Company is providing only limited forward guidance at this time, with such guidance based on information available at the time of this press release and reflecting certain assumptions by management regarding the Company’s business, market and industry conditions.

▪ The Company expects consistent sequential sales volumes in the second quarter, with some growth over the prior-year quarter, and to continue to outpace bedding industry revenue trends in what it anticipates to remain a pressured demand environment for home furnishings.

▪ The Company expects the operational benefits of its recent integration and platform optimization initiatives, along with recent pricing and strategic actions, to drive break-even operating income for the second quarter, which would be a significant improvement from the comparable prior-year period in what remains a challenging market environment. The Company also expects accelerating adjusted EBITDA results for the second quarter.

▪ The Company will continue to prioritize debt reduction and free cash flow generation, and expects to continue improving its net debt position throughout the second quarter while maintaining some strategic borrowings under its China credit facilities to both maintain flexibility and leverage preferred interest rates.

Fiscal 2027 First Quarter Business Segment Highlights

Bedding

▪ Sales in this segment were $31.8 million for the first quarter, up 13.2% compared with the prior-year period despite there being one less week in the first quarter.

▪ Gross profit (excluding the impact of the tariff-related recoveries) in the bedding segment was $4.3 million, or 13.6% of sales, a significant improvement from the prior-year period’s gross profit of $2.9 million, or 10.5% of sales, driven primarily by higher revenue and enhanced operating efficiencies.

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

Upholstery

▪ Sales in this segment were $22.2 million for the first quarter, generally flat to prior-year period sales of $22.7 million despite the shorter selling period.

▪ Gross profit (excluding the impact of the tariff-related recoveries) was $4.1 million, or 18.6% of sales, compared to $4.3 million, or 18.9% of sales, in the prior-year period, reflecting consistent operating margins.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the first quarter of its fiscal year 2027 on Thursday, September 10, 2026, at 9:00 a.m. Eastern Time. A live webcast of this call can be accessed on the “Upcoming Events” section on the “Investor Relations” page of the Company’s website, www.culp.com. A replay of the webcast will be available for 30 days under the “Past Events” section on the “Investor Relations” page of the Company’s website.

About the Company

Culp, Inc. is one of the largest marketers of mattress fabrics for bedding and upholstery fabrics for residential, commercial, and hospitality furniture and other applications in North America. The Company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, China, Haiti, Turkey, and Vietnam.

Investor Relations Contact

Ken Bowling, Executive Vice President, Chief Financial Officer, and Treasurer:

(336) 881-5630

krbowling@culp.com

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “will,” “may,” “should,” “could,” “potential,” “continue,” “target,” “predict,” “seek,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, expectations with respect to tariffs, strategic initiatives and plans, restructuring and integration actions, production levels, new product launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings (including, without limitation, anticipated cost savings from restructuring and integration actions), income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, ending cash balances and cash positions, borrowing capacity, investments, potential acquisitions, cash and non-cash restructuring and restructuring-related charges, expenses, and/or credits, net proceeds from restructuring related asset dispositions, future economic or industry trends, public health epidemics, or other future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, demand for home furnishings products, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Relatedly, litigation is ongoing as to whether businesses that paid tariffs that were invalidated by the U.S. Supreme

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

Court in February 2026 may receive or retain refunds for those tariffs, which could be significant. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. The impact of public health emergencies or epidemics on employees, customers, suppliers, and the global economy could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Also, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Finally, the future performance of our business also depends on our ability to successfully restructure our bedding operations, integrate our bedding and upholstery segments and realize the expected benefits of that integration effort, which may not meet our expectations. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K report filed with the Securities and Exchange Commission.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in this release are made only as of the date of this release. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)

FOR THE THREE MONTHS ENDED AUGUST 2, 2026 AND AUGUST 3, 2025

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales

	August 2,	August 3,	% Over	August 2,	August 3,
	2026	2025	(Under)	2026	2025
Net sales	$53,973	$50,691	6.5%	100.0%	100.0%
Cost of sales	(38,595)	(43,463)	(11.2)%	71.5%	85.7%
Gross profit	15,378	7,228	112.8%	28.5%	14.3%
Selling, general and administrative expenses	(8,709)	(9,119)	(4.5)%	16.1%	18.0%
Restructuring credit	$—	3,508	(100.0)%	0.0%	6.9%
Income from operations	6,669	1,617	312.4%	12.4%	3.2%
Interest expense	(155)	(183)	(15.3)%	0.3%	0.4%
Interest income	134	235	(43.0)%	0.2%	0.5%
Other income (expense) (1)	201	(531)	N.M	0.4%	(1.0)%
Income before income taxes	6,849	1,138	501.8%	12.7%	2.2%
Income tax expense (2)	(868)	(1,369)	(36.6)%	12.7%	120.3%
Net income (loss)	$5,981	$(231)	N.M	11.1%	(0.5)%

Net income (loss) per share - basic	$0.47	$(0.02)	N.M.
Net income (loss) per share - diluted	$0.47	$(0.02)	N.M.
Average shares outstanding-basic	12,673	12,570	0.8%
Average shares outstanding-diluted	12,821	12,570	2.0%

Notes

(1) Other income includes $814,000 related to insurance proceeds in connection with the resolution of a legal matter.

(2) The percent of sales column for income tax expense is calculated as a percent of income before income taxes.

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

CULP, INC.

CONSOLIDATED BALANCE SHEETS

AUGUST 2, 2026, AUGUST 3, 2025, AND MAY 3, 2026

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)	(Condensed)
	August 2,	August 3,	* May 3,
	2026	2025	2026
Current assets
Cash and cash equivalents	$10,235	$11,094	$8,273
Short-term investments - rabbi trust	1,524	1,395	1,477
Accounts receivable, net	20,275	18,382	20,369
Inventories	42,253	50,109	47,494
Short-term notes receivable	328	5,104	297
Current income taxes receivable	—	—	142
Assets held for sale	—	40	—
Other current assets	4,138	2,767	2,645
Total current assets	78,753	88,891	80,697

Property, plant & equipment, net	20,188	23,552	21,013
Right of use assets	2,642	5,162	2,984
Intangible assets	323	865	355
Long-term investments - rabbi trust	4,757	5,715	4,991
Long-term notes receivable	788	1,078	885
Deferred income taxes	507	475	503
Other assets	528	676	562
Total assets	$108,486	$126,414	$111,990

Current liabilities
Lines of credit - current	$13,324	11,120	12,129
Accounts payable - trade	22,488	24,319	25,730
Accounts payable - capital expenditures	8	8	236
Operating lease liability - current	765	2,209	956
Deferred compensation - current	1,524	1,395	1,477
Deferred revenue	203	485	281
Accrued expenses	4,946	5,850	4,103
Accrued restructuring	10	105	47
Income taxes payable - current	209	2,412	—
Total current liabilities	43,477	47,903	44,959

Line of credit - long-term	—	7,025	7,000
Operating lease liability - long-term	916	1,995	1,027
Income taxes payable - long-term	1,048	841	983
Deferred income taxes	4,044	5,302	4,883
Deferred compensation - long-term	4,800	5,701	4,991
Total liabilities	54,285	68,767	63,843
Shareholders' equity	54,201	57,647	48,147
Total liabilities and shareholders' equity	$108,486	$126,414	$111,990
Shares outstanding	12,720	12,605	12,663

* Derived from audited financial statements.

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED AUGUST 2, 2026 AND AUGUST 3, 2025

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts
	August 2,	August 3,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$5,981	$(231)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	911	1,111
Non-cash inventory charge (credit)	745	(67)
Amortization	29	95
Stock-based compensation	150	156
Deferred income taxes	(843)	309
Realized gain on sale of investments (rabbi trust)	(9)	—
Gain on sale of equipment	—	(9)
Non-cash restructuring credit	—	(3,664)
Foreign currency exchange loss	360	122
Changes in assets and liabilities:
Accounts receivable	113	3,482
Inventories	4,542	(683)
Other current assets	(1,485)	212
Other assets	13	13
Accounts payable - trade	(3,400)	(3,126)
Deferred revenue	(78)	63
Accrued restructuring	(37)	(506)
Accrued expenses and deferred compensation	724	1,016
Income taxes	386	1,012
Net cash provided by (used in) operating activities	8,102	(695)
Cash flows from investing activities:
Capital expenditures	(314)	(179)
Proceeds from the sale of property, plant and equipment	—	966
Proceeds from notes receivable	90	120
Proceeds from the sale of investments (rabbi trust)	313	237
Purchase of investments (rabbi trust)	(91)	(158)
Net cash (used in) provided by investing activities	(2)	986
Cash flows from financing activities:
Proceeds from lines of credit	6,122	5,886
Payments on lines of credit	(12,085)	(552)
Payment of debt issuance costs	—	(120)
Common stock surrendered for withholding taxes payable	(103)	(60)
Net cash (used in) provided by financing activities	(6,066)	5,154
Effect of foreign currency exchange rate changes on cash and cash equivalents	(72)	20
Increase in cash and cash equivalents	1,962	5,465
Cash and cash equivalents at beginning of year	8,273	5,629
Cash and cash equivalents at end of period	$10,235	$11,094

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

CULP, INC.

STATEMENTS OF NET SALES AND GROSS PROFIT BY SEGMENT

FOR THE THREE MONTHS ENDED AUGUST 2, 2026 AND AUGUST 3, 2025

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	August 2,	August 3,	% Over	August 2,	August 3,
Net Sales by Segment	2026	2025	(Under)	2026	2025
Bedding	$31,750	$28,046	13.2%	58.8%	55.3%
Upholstery	22,223	22,645	(1.9)%	41.2%	44.7%
Net Sales	$53,973	$50,691	6.5%	100.0%	100.0%

Gross Profit by Segment				Gross Margin
Bedding	$4,308	$2,942	46.4%	13.6%	10.5%
Upholstery	4,130	4,286	(3.6)%	18.6%	18.9%
Total Segment Gross Profit	8,438	7,228	16.7%	15.6%	14.3%
Tariff Refunds (1)	6,940	—	100.0%	12.9%	—
Gross Profit	$15,378	$7,228	112.8%	28.5%	14.3%

Notes

(1) During the three-month period ended August 2, 2026, the company received tariff refunds from the U.S. Customs and Border Protection Agency. The $6.9 million, excluding interest, was recorded within cost of sales in the first quarter fiscal 2027 Consolidated Statement of Net Income.

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Unaudited

(Amounts in Thousands)

RECONCILIATION OF NET DEBT

	Amounts
	August 2,	August 3,	* May 3,
	2026	2025	2026
Cash:
Cash and cash equivalents	$10,235	$11,094	$8,273
Debt:
Lines of credit - current	13,324	11,120	12,129
Line of credit - long-term	—	7,025	7,000
Total debt	$13,324	$18,145	$19,129

Net debt position	$(3,089)	$(7,051)	$(10,856)

* Derived from audited financial statements

RECONCILIATION OF ADJUSTED FREE CASH FLOW

	THREE MONTHS ENDED
	Amounts
	August 2,	August 3,
	2026	2025
Net cash provided by (used in) operating activities	$8,102	$(695)
Minus: Capital expenditures	(314)	(179)
Free Cash Flow	7,788	(874)
Plus: Proceeds from the sale of property, plant, and equipment	—	966
Plus: Proceeds from notes receivable	90	120
Plus: Proceeds from the sale of investments (rabbi trust)	313	237
Minus: Purchase of investments (rabbi trust)	(91)	(158)
Effects of foreign currency exchange rate changes on cash and cash equivalents	(72)	20
Adjusted Free Cash Flow	$8,028	$311

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

	Three months ended August 2, 2026
	As Reported		Adjusted Results
	August 2,		August 2,
	2026	Adjustments	2026

Net sales	$53,973	—	$53,973
Cost of sales (1)	(38,595)	(6,940)	(45,535)
Gross profit	15,378	(6,940)	8,438
Selling, general and administrative expenses	(8,709)	—	(8,709)
Income (loss) from operations	$6,669	(6,940)	$(271)

Notes

(1) During the three-month period ended August 2, 2026, the $6.9 million represents cash proceeds regarding final approval from the U.S. Customs and Border Protection Agency regarding our tariff refund claims. The $6.9 million excludes interest and was recorded within cost of sales in the first quarter fiscal 2027 Consolidated Statement of Net Income.

	Three months ended August 3, 2025
	As Reported		Adjusted Results
	August 3,		August 3,
	2025	Adjustments	2025

Net sales	$50,691	—	$50,691
Cost of sales	(43,463)	—	(43,463)
Gross profit	7,228	—	7,228
Selling, general and administrative expenses	(9,119)	—	(9,119)
Restructuring credit (1)	3,508	(3,508)	—
Income (loss) from operations	$1,617	(3,508)	$(1,891)

Notes

(1) During the three-month period ended August 3, 2025, restructuring credit mostly represented a gain from the sale of the manufacturing facility located in Quebec, Canada totaling $4.0 million, partially offset by charges related to our activities to transform our operating model and reduce fixed costs.

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CULP Announces Results for First Quarter Fiscal 2027

September 9, 2026

CULP, INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Unaudited

(Amounts in Thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	November 2,	February 1,	May 3,	August 2,	August 2,
	2025	2026	2026	2026	2026
Net loss (income)	$(4,306)	$(3,432)	$(2,242)	$5,981	$(3,999)
Income tax expense	207	292	58	868	1,425
Interest (income) expense, net	(50)	(192)	(19)	21	(240)
Depreciation expense	1,057	974	963	911	3,905
Amortization expense	97	96	33	29	255
EBITDA	(2,995)	(2,262)	(1,207)	7,810	1,346
Restructuring expense	499	584	102	—	1,185
Restructuring related charge	931	—	—	—	931
Resolution of legal matter	—	(1,000)	—	(814)	(1,814)
Tariff Refunds	—	—	—	(6,940)	(6,940)
Stock based compensation	177	129	163	150	619
Foreign currency exchange loss (1)	396	369	382	360	1,507
Adjusted EBITDA	$(992)	$(2,180)	$(560)	$566	$(3,166)
% Net Sales	(1.9)%	(4.5)%	(1.1)%	1.0%	(1.5)%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	October 27,	January 26,	April 27,	August 3,	August 3,
	2024	2025	2025	2025	2025
Net loss	$(5,644)	$(4,126)	$(2,073)	$(231)	$(12,074)
Income tax (benefit) expense	(50)	446	(243)	1,369	1,522
Interest income, net	(214)	(192)	(44)	(52)	(502)
Depreciation expense	1,496	1,211	1,152	1,111	4,970
Amortization expense	101	101	104	95	401
EBITDA	(4,311)	(2,560)	(1,104)	2,292	(5,683)
Restructuring expense (credit)	2,031	1,655	1,422	(3,508)	1,600
Restructuring related charge	769	624	113	—	1,506
Stock based compensation	188	158	128	156	630
Foreign currency exchange loss (gain)	192	(334)	(48)	122	(68)
Adjusted EBITDA	$(1,131)	$(457)	$511	$(938)	$(2,015)

% Net Sales	(2.0)%	(0.9)%	1.0%	(1.9)%	(1.0)%

% Over (Under)	(12.3)%	377.0%	(209.6)%	(160.3)%	57.1%

Notes

(1) Represents non-cash foreign currency exchange loss (gain) related to the remeasurement of assets and liabilities denominated in currencies other than the U.S. dollar. Beginning in the quarter ended November 2, 2025, we modified our presentation of adjusted EBITDA to exclude this measure. We believe this change enhances investor insight into our operational performance by excluding the non-cash impact of changes in foreign currency exchange rates. In order to facilitate comparisons among periods, we have applied this modified definition of adjusted EBITDA to all periods presented.

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